UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2014
Date of Report (Date of earliest event reported)

EVERGREEN-AGRA, INC.
(Exact name of registrant as specified in its charter)

Nevada		98-0460379
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

19800 MacArthur suite 300, Irvine CA, USA 92612
(Address of principal executive offices) (Zip Code)

604.833.5360
Registrant's telephone number, including area code

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Effective November 13, 2014, the board of directors appointed David A Duroure as the Company's Chief Executive Officer and as a new member of the board of directors to serve until the company's next annual meeting of stockholders. The appointment of David A Duroure as the Company's Chief Executive Officer and to the board of directors was not based on any prior understanding or arrangement.

(b) Effective November 13, 2014, the board of directors appointed Christopher M Meredith as the Company's Chief Operating Officer and as a new member of the board of directors to serve until the company's next annual meeting of stockholders. The appointment of Christopher M Meredith as the Company's Chief Operating Officer and to the board of directors was not based on any prior understanding or arrangement.

Christopher M Meredith, CISSP, BSEE, MBA, PhD is a successful executive, entrepreneur and decorated military veteran with 20 years of leading public and private equity initiatives. A well-versed and educated professional who combines his talent for preventing pitfalls while striving for excellence. Mr. Meredith has served on and directed dozens of projects and initiatives that display an ability to maximize efficiency and profitability. Mr. Meredith's blended approach of creativity and structure will guarantee short and long-term success.

David A Duroure, MBA is a Veteran and former USAF Captain who served as a Missile Combat Crew Commander. He is also retired from UBS/PaineWebber where he served as a SVP Complex Manager and held NASD licenses series 3,7,8,63,65 coupled with holding Florida Insurance Licenses Life, Health, and Variable Annuity. Mr. Duroure currently has an active Florida Real Estate Brokers license and Duroure has past experience in the banking Sector were he has served as SVP an d Director of Asset Management and Trust services. He additionally owned a Successful printing company he sold to his employees in St Petersburg, Florida. Mr Duroure joins EGRN with a wealth of management experience in multiple industries and has strong ties to the Securities industry.

Item 2.01 Completion of Acquisition or Disposition of Assets

(a)

Effective November 13, 2014, Pursuant to the Stock Purchase, the Company affirmed that it issuing 1,000,000 shares of common stock to Christopher M Meredith and David Duroure ( Strategic Plans Pharms LLC ) in exchange for all of the outstanding equity securities, assets, intellectual property, patents, and facilities of Strategic Plans Pharma LLC (SPP) The Common Stock issued by the Company was issued under Section 4(2) of the Securities Act as promulgated thereunder. As a result of the issuance of the 1,000,000 shares of common stock to Christopher M Meredith and David Duroure, SPP is now a wholly owned subsidiary of Evergreen-Agra, Inc. with David Duroure continuing as Chief Executive Officer with the issuer.

SPP is a Veteran focused service provider, managed and directed by two decorated military veterans, experienced in all aspects of service, service-oriented and programs available to and/or related to military and military veterans. SPP goal is to by proactively providing new-found education and services for the enhancement and enrichment of those who have selflessly given of themselves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly ca used this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evergreen-Agra, Inc

By /s/ Rene Hamouth
Date: November 13, 2014
Rene Hamouth
Chairman of the Board / Director